EXHIBIT 99.1
                                                                    ------------

CHICAGO MERCANTILE
EXCHANGE HOLDINGS INC.



                                            NEWS RELEASE



                                                  Media Contacts
                                                  Ellen G. Resnick, 312/930-3435
                                                  Anita Liskey, 312/466-4613
                                                  news@cme.com


                                                  Investor Contact
                                                  John Peschier, 312/930-8491



FOR IMMEDIATE RELEASE
---------------------


CHICAGO MERCANTILE EXCHANGE APPOINTS CRAIG S. DONOHUE
TO SUCCEED JAMES J. McNULTY AS CHIEF EXECUTIVE OFFICER
AT YEAR-END

         Phupinder Gill to Join CME's Office of the CEO As President and Chief Operating Officer

         CHICAGO, Aug. 18, 2003 - The Board of Directors of Chicago Mercantile Exchange Holdings Inc. (CME Holdings, NYSE: CME) announced today that it has appointed Craig S. Donohue to the position of Chief Executive Officer of CME Holdings and Chicago Mercantile Exchange Inc. (CME), effective Jan. 1, 2004.

         Donohue will succeed James J. McNulty, currently President and Chief Executive Officer, who will be stepping down on Dec. 31, 2003, when his contract expires. McNulty also informed the Board today that he will resign his Board seat when he leaves the company. The Board expects to appoint Donohue to fill the remainder of McNulty's term as a Director.

         Donohue, currently Executive Vice President and Chief Administrative Officer, serves with McNulty in the two-person Office of the CEO. The Office of the CEO was established last October as part of a CME CEO succession plan.

         Effective with these changes, CME today also appointed Phupinder Gill, currently Managing Director and President of the CME Clearing House Division, to the newly created role of President and Chief Operating Officer of CME Holdings and CME, reporting to Donohue within the Office of the CEO and also effective Jan. 1. Gill, who will work closely with Donohue in implementing strategic initiatives, will be responsible for overseeing the Information Technology, Operations and Clearing House divisions of the Exchange.

         CME Chairman Terrence A. Duffy said, "Craig has played a leading role for 14 years in every facet of our business, and he has an intimate knowledge and understanding of CME, our industry and the competitive landscape in which we operate. Craig was instrumental in helping CME achieve our demutualization and IPO and virtually every major initiative and agreement the Exchange has reached in the last decade. Consistent with our succession plan, we believe that Craig is the right person to continue to lead CME in partnership with our strong Board and management leadership team."

         "I am honored to have the confidence and support of the Board and look forward to working closely with our Board and talented employees in CME's next stage of development," Donohue said. "Our strategy is to continue to leverage our dynamic and diversified business model, as we seek new growth opportunities in the marketplace. We will continue to focus intensely on creating shareholder value through innovation and execution of product, service and technology enhancements that benefit our customers."

         Commenting on McNulty's announcement, Duffy said, "Jim was the right man at the right time for CME. Jim has done a terrific job in executing the Board's strategic vision for CME. He played an integral role in managing the IPO process, guiding CME's intensive technology investment strategy and helping to instill a shareholder value culture and model public company processes. Jim assembled one of the industry's strongest management teams and presided over the exceptional growth of GLOBEX volume from 64,000 contracts per day to 1.3 million in July. We look forward to Jim's continued contributions throughout the remainder of this year, and we wish him all the best in his future endeavors."

         McNulty said, "I am proud of the achievements that CME has made during my tenure as President and CEO. We completed the first demutualization and IPO of a U.S. exchange, attracted numerous talented executives and increased our commitment to electronic trading. I want to thank the Board for the opportunity to be involved in this extraordinary time in CME's history. Together we have accomplished a great deal, and I am confident that the management team will maintain a culture of growth and innovation. I will be assisting in the leadership transition during the remainder of my term."

         "Phupinder Gill has served CME with distinction for 15 years," Duffy added. "Gill's straightforward manner and approachability, combined with his intelligence and leadership, have earned him a reputation as one of the most respected officials in the futures industry worldwide. He will be instrumental in helping guide CME in his role as President and Chief Operating Officer."

         "I am very gratified to have the opportunity to serve CME in this expanded role and to further build on CME's operational excellence," said Gill.

         Donohue, 41, has served as Executive Vice President and Chief Administrative Officer, Office of the CEO, since October of 2002. Prior to that, he served as Managing Director and Chief Administrative Officer of CME Holdings from its formation on Aug. 2, 2001 and of CME from April 2001. Previously, Donohue served as Managing Director, Business Development and Corporate/Legal Affairs of CME, as Senior Vice President and General Counsel of CME and as Vice President of the Division of Market Regulation. In all of these roles, he has contributed significantly to setting the organization's vision and developing growth strategies to expand CME's core business and global distribution. Donohue first joined CME in 1989 as a staff attorney. Prior to joining CME, Donohue was associated with the Chicago law firm of McBride Baker & Coles, where he worked on corporate and securities law matters.

         A 15-year veteran of CME, Gill, 42, has served as President of CME's Clearing House Division since 1998. Prior, he held several positions, including Options Specialist, Senior Risk Analyst, Senior Director of Risk Management and Vice President, before his promotion to Senior Vice President in 1997. Throughout his tenure at CME, he has overseen virtually every function performed by the Clearing House, including operations, risk management, collateral management, audits, settlements, trade processing, systems development and deliveries. Gill is leading the implementation of the CME/CBOT Common Clearing Link, the historic agreement reached with the Chicago Board of Trade(R) (CBOT(R)) to provide clearing services for all CBOT products beginning in November 2003, which will make CME's Clearing House the largest clearing organization for derivatives in the world.

         Chicago Mercantile Exchange Holdings Inc. became the first publicly traded U.S. financial exchange on Dec. 6, 2002. The company was added to the Russell 1000(R) Index on July 1, 2003. It is the parent company of Chicago Mercantile Exchange Inc. (www.cme.com), the largest futures exchange in the United States. As an international marketplace, CME brings together buyers and sellers on its trading floors and GLOBEX(R) electronic trading platform. CME offers futures contracts and options on futures primarily in four areas: interest rates, stock indexes, foreign exchange and commodities. The exchange moved about $1.5 billion per day in settlement payments in the first half of 2003 and managed $29.1 billion in collateral deposits at June 30, 2003.

         Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which is available in the Investor Information section of the CME Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Further information about Chicago Mercantile Exchange Holdings Inc. and Chicago Mercantile Exchange Inc. is available on the CME Web site at www.cme.com.

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